DAVE BANERJEE CPA, AN ACCOUNTANCY CORP.

November 5, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street N.E.
Washington, DC 20549

RE: Neuralstem, Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Neuralstem, Inc. dated November 1, 2007, and agree with the revised statements limited to our Firm reference contained therein.

Very truly yours,

Dave Banerjee, CPA

6301 Owensmouth Ave, Ste 750, Woodland Hills, CA 91367 818.657.0288 tel 818.657.0299 fax www.davebanerjee.com